Exhibit 99.1
Helix Energy Solutions Group, Inc.
Supplemental Financial Information — Contracting Services
($ amounts in millions)

	Quarter Ended
	June 30		March 31
Revenues (A):	2008	2007	2008

Deepwater Contracting	$160	$83	$150

Well Operations	58	63	25

Reservoir / Well Technology	10	9	9

Total Revenues	$228	$155	$184

Gross Profit (B):

Deepwater Contracting	$25	$19	$36

Well Operations	23	21	1

Reservoir / Well Technology	3	3	2

Total Revenues	$51	$43	$39

(A)	Represents revenue before intercompany eliminations of $43, $17 and $42 for the the periods ended June 30 2008, June 30, 2007 and March 31, 2008, respectively.

(B)	Represents gross profit before intercompany eliminations of $3, $1 and $3 for the periods ended June 30 2008, June 30, 2007 and March 31, 2008, respectively.